TWO Reports Fourth Quarter 2024 Financial Results
Hedged MSR Strategy Drives High-Quality Returns in Dynamic Market

NEW YORK, January 29, 2025 - TWO (Two Harbors Investment Corp., NYSE: TWO), an MSR-focused real estate investment trust (REIT), today announced its financial results for the quarter ended December 31, 2024.

Quarterly Summary
•Reported book value of $14.47 per common share, and declared a fourth quarter common stock dividend of $0.45 per share, representing a flat quarterly economic return on book value.(1)
•Incurred Comprehensive Loss of $(1.6) million, or $(0.03) per weighted average basic common share.
•Settled $2.5 billion in unpaid principal balance (UPB) of MSR through bulk and flow-sale acquisitions and recapture.
•MSR portfolio had 3-month CPR of 4.93%, weighted average gross coupon rate of 3.46%, and 60+ day delinquency rate of 0.90%.
•Funded $42.0 million UPB in first lien loans and brokered $32.8 million UPB in second lien loans.

Annual Summary
•Declared dividends of $1.80 per common share.
•Generated 2024 total economic return on book value of 7.0%.(1)
•Settled $9.2 billion in UPB of MSR, or 28,093 loans, through bulk and flow-sale acquisitions and recapture.
•Launched direct-to-consumer recapture originations platform, funding $64.3 million UPB in first lien loans and brokering $40.2 million UPB in second lien loans.
•Actively managed capital structure through repurchase of 485,609 shares(2) of preferred stock and $10.0 million principal amount of convertible senior notes due 2026.

“Our 2024 results highlight the benefits of our hedged MSR strategy,” said Bill Greenberg, TWO’s President and CEO. “With two-thirds of our capital allocated to low coupon MSR, our portfolio generated stable and positive cashflows, despite large fluctuations in short-term interest rates. Additionally, our ongoing enhancements at RoundPoint uniquely position us to shape our return profile beyond just owning traditional Agency securities.”

“Mortgage spread volatility has significantly decreased, enhancing our portfolio’s return outlook,” stated Nick Letica, TWO’s Chief Investment Officer. “Mortgage rates are well above 6%, and prepayment rates are expected to remain slow in 2025, providing a strong positive tailwind for MSR. Combined with historically wide nominal current coupon spreads, we believe that our unique hedged MSR-centric strategy will continue to generate attractive levered returns in 2025 and beyond.”

________________
(1)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period.
(2)Includes 35,047 Series A, 280,060 Series B and 170,502 Series C preferred shares for the year ended December 31, 2024.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the fourth quarter of 2024 and third quarter of 2024:

Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended December 31, 2024			Three Months Ended September 30, 2024
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive (Loss) Income	$(1,620)	$(0.03)	(0.4)%	$19,352	$0.18	4.9%
GAAP Net Income (Loss)	$264,945	$2.54	70.6%	$(250,269)	$(2.42)	(63.1)%
Earnings Available for Distribution(1)	$21,181	$0.20	5.6%	$13,186	$0.13	3.3%

Operating Metrics
Dividend per common share	$0.45			$0.45
Annualized dividend yield(2)	15.2%			13.0%
Book value per common share at period end	$14.47			$14.93
Economic return on book value(3)	—%			1.3%
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses(4)	$39,236			$36,874
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity(4)	7.4%			6.7%
_______________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by the common book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $1.6 million for the fourth quarter of 2024 and $1.6 million for the third quarter of 2024 and certain operating expenses of $39 thousand for the fourth quarter of 2024 and $0.1 million for the third quarter of 2024. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC.

Portfolio Summary
As of December 31, 2024, the company’s portfolio was comprised of $10.4 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $4.4 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of December 31, 2024 and September 30, 2024:

Investment Portfolio
(dollars in thousands)

Portfolio Composition	As of December 31, 2024		As of September 30, 2024
	(unaudited)		(unaudited)
Agency RMBS	$7,376,965	71.1%	$8,514,041	74.7%
Mortgage servicing rights(1)	2,994,271	28.9%	2,884,304	25.3%
Other	3,734	—%	3,859	—%
Aggregate Portfolio	10,374,970		11,402,204
Net TBA position(2)	4,468,904		5,043,877
Total Portfolio	$14,843,874		$16,446,081
________________
(1)Based on the prior month-end’s principal balance of the loans underlying the company’s MSR, increased for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of December 31, 2024	As of September 30, 2024
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$101.17	$101.39
Weighted average experienced three-month CPR	7.5%	7.2%
Gross weighted average coupon rate	5.7%	5.8%
Weighted average loan age (months)	36	32
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of December 31, 2024	As of September 30, 2024
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$200,317,008	$202,052,184
Gross coupon rate	3.5%	3.4%
Current loan size	$331	$333
Original FICO(2)	760	760
Original LTV	72%	71%
60+ day delinquencies	0.9%	0.8%
Net servicing fee	25.3 basis points	25.3 basis points

	Three Months Ended December 31, 2024	Three Months Ended September 30, 2024
	(unaudited)	(unaudited)
Fair value gains (losses)	$82,520	$(133,349)
Servicing income	$153,686	$161,608
Servicing costs	$3,965	$4,401
Change in servicing reserves	$610	$(501)
________________
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of December 31, 2024	As of September 30, 2024
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$4,497,800	$5,064,000
Futures notional	$(3,973,400)	$(3,693,900)
Interest rate swaps notional	$16,594,467	$14,197,205
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, warehouse facilities and convertible senior notes as of December 31, 2024 and September 30, 2024:

December 31, 2024	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$7,050,057	4.90%	1.60	18
Repurchase agreements collateralized by MSR	755,000	7.44%	17.10	3
Total repurchase agreements	7,805,057	5.15%	3.10	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,020,171	7.56%	18.84	6
Warehouse facilities collateralized by mortgage loans	2,032	6.64%	2.86	1
Unsecured convertible senior notes	260,229	6.25%	12.49	n/a
Total borrowings	$9,087,489

September 30, 2024	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,113,400	5.20%	2.55	18
Repurchase agreements collateralized by MSR	650,000	7.99%	19.69	1
Total repurchase agreements	8,763,400	5.40%	3.83	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	999,171	8.11%	21.40	3
Warehouse facilities collateralized by mortgage loans	3,017	7.34%	2.86	1
Unsecured convertible senior notes	259,815	6.25%	15.52	n/a
Total borrowings	$10,025,403

Borrowings by Collateral Type	As of December 31, 2024		As of September 30, 2024
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$7,049,850		$8,113,193
Mortgage servicing rights and related servicing advance obligations	1,775,171		1,649,171
Other - secured	2,239		3,224
Other - unsecured(1)	260,229		259,815
Total	9,087,489		10,025,403
TBA cost basis	4,493,055		5,060,417
Net payable (receivable) for unsettled RMBS	269,370		85,366
Total, including TBAs and net payable (receivable) for unsettled RMBS	$13,849,914		$15,171,186

Debt-to-equity ratio at period-end(2)	4.3	:1.0	4.6	:1.0
Economic debt-to-equity ratio at period-end(3)	6.5	:1.0	7.0	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended December 31, 2024		Three Months Ended September 30, 2024
	(unaudited)		(unaudited)
Agency RMBS	5.14%		5.53%
Mortgage servicing rights and related servicing advance obligations(5)	8.34%		8.93%
Other - secured	5.80%		5.61%
Other - unsecured(1)(5)	6.93%		6.92%
Annualized cost of financing	5.79%		6.17%
Interest rate swaps(6)	(0.34)%		(0.46)%
U.S. Treasury futures(7)	(0.17)%		(0.14)%
TBAs(8)	3.67%		3.56%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	4.58%		4.73%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes any repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
TWO will host a conference call on January 30, 2025 at 9:00 a.m. ET to discuss its fourth quarter 2024 financial results and related information. To participate in the teleconference, please call toll-free (888) 394-8218 approximately 10 minutes prior to the above start time and provide the Conference Code 1186961. The conference call will also be webcast live and accessible online in the News & Events section of the company’s website at www.twoinv.com. For those unable to attend, a replay of the webcast will be available on the company’s website approximately four hours after the live call ends.

About TWO
Two Harbors Investment Corp., or TWO, a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. TWO is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our acquisition of RoundPoint Mortgage Servicing LLC and to manage the risks associated with operating a mortgage loan servicer and originator; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TWO does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in TWO’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning TWO or matters attributable to TWO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of TWO and other interested persons may find additional information regarding the company at www.twoinv.com, at the Securities and Exchange Commission’s internet site at www.sec.gov or by directing requests to: TWO, Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, TWO, (612)-453-4080, Margaret.Karr@twoinv.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	December 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $7,697,027 and $8,509,383, respectively; allowance for credit losses $2,866 and $3,943, respectively)	$7,371,711	$8,327,149
Mortgage servicing rights, at fair value	2,994,271	3,052,016
Mortgage loans held-for-sale	2,334	332
Cash and cash equivalents	504,613	729,732
Restricted cash	313,028	65,101
Accrued interest receivable	33,331	35,339
Due from counterparties	386,464	323,224
Derivative assets, at fair value	10,114	85,291
Reverse repurchase agreements	355,975	284,091
Other assets	232,478	236,525
Total Assets	$12,204,319	$13,138,800
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$7,805,057	$8,020,207
Revolving credit facilities	1,020,171	1,329,171
Warehouse facilities	2,032	—
Term notes payable	—	295,271
Convertible senior notes	260,229	268,582
Derivative liabilities, at fair value	24,897	21,506
Due to counterparties	648,643	574,735
Dividends payable	58,725	58,731
Accrued interest payable	85,994	141,773
Other liabilities	176,062	225,434
Total Liabilities	10,081,810	10,935,410
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 and 25,356,426 shares issued and outstanding, respectively ($621,770 and $633,911 liquidation preference, respectively)	601,467	613,213
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 103,680,321 and 103,206,457 shares issued and outstanding, respectively	1,037	1,032
Additional paid-in capital	5,936,609	5,925,424
Accumulated other comprehensive loss	(320,524)	(176,429)
Cumulative earnings	1,648,785	1,349,973
Cumulative distributions to stockholders	(5,744,865)	(5,509,823)
Total Stockholders’ Equity	2,122,509	2,203,390
Total Liabilities and Stockholders’ Equity	$12,204,319	$13,138,800

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Net interest income (expense):
Interest income	$103,774	$122,401	$450,152	$480,364
Interest expense	138,668	168,080	607,806	643,225
Net interest expense	(34,894)	(45,679)	(157,654)	(162,861)
Net servicing income:
Servicing income	167,568	178,609	681,648	685,777
Servicing costs	4,575	12,029	20,069	95,488
Net servicing income	162,993	166,580	661,579	590,289
Other income (loss):
Loss on investment securities	(8,009)	(82,469)	(40,038)	(69,970)
Gain (loss) on servicing asset	82,520	(172,589)	(62,674)	(111,620)
Gain (loss) on interest rate swap and swaption agreements	199,612	(139,234)	147,871	(52,946)
Loss on other derivative instruments	(55,144)	(143,812)	(41,017)	(166,210)
Gain on mortgage loans held-for-sale	558	—	1,482	—
Other income	850	—	1,199	5,103
Total other income (loss)	220,387	(538,104)	6,823	(395,643)
Expenses:
Compensation and benefits	21,800	21,297	89,753	52,865
Other operating expenses	19,085	23,959	76,241	62,313
Total expenses	40,885	45,256	165,994	115,178
Income (loss) before income taxes	307,601	(462,459)	344,754	(83,393)
Provision for (benefit from) income taxes	30,872	(29,259)	46,586	22,978
Net income (loss)	276,729	(433,200)	298,168	(106,371)
Dividends on preferred stock	(11,784)	(12,012)	(47,136)	(48,607)
Gain on repurchase and retirement of preferred stock	—	519	644	2,973
Net income (loss) attributable to common stockholders	$264,945	$(444,693)	$251,676	$(152,005)
Basic earnings (loss) per weighted average common share	$2.54	$(4.56)	$2.41	$(1.60)
Diluted earnings (loss) per weighted average common share	$2.37	$(4.56)	$2.37	$(1.60)
Dividends declared per common share	$0.45	$0.45	$1.80	$1.95
Comprehensive income (loss):
Net income (loss)	$276,729	$(433,200)	$298,168	$(106,371)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities	(266,565)	483,579	(144,095)	102,282
Other comprehensive (loss) income	(266,565)	483,579	(144,095)	102,282
Comprehensive income (loss)	10,164	50,379	154,073	(4,089)
Dividends on preferred stock	(11,784)	(12,012)	(47,136)	(48,607)
Gain on repurchase and retirement of preferred stock	—	519	644	2,973
Comprehensive (loss) income attributable to common stockholders	$(1,620)	$38,886	$107,581	$(49,723)

TWO HARBORS INVESTMENT CORP.
INTEREST INCOME AND INTEREST EXPENSE
(dollars in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$92,644	$103,250	$393,527	$412,310
Mortgage loans held-for-sale	49	2	78	9
Other	11,081	19,149	56,547	68,045
Total interest income	103,774	122,401	450,152	480,364
Interest expense:
Repurchase agreements	112,510	123,693	468,492	474,292
Revolving credit facilities	21,597	33,258	108,623	121,124
Warehouse facilities	55	—	66	—
Term notes payable	—	6,478	12,426	28,994
Convertible senior notes	4,506	4,651	18,199	18,815
Total interest expense	138,668	168,080	607,806	643,225
Net interest expense	$(34,894)	$(45,679)	$(157,654)	$(162,861)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	December 31, 2024	September 30, 2024
	(unaudited)	(unaudited)
Reconciliation of comprehensive (loss) income to Earnings Available for Distribution:
Comprehensive (loss) income attributable to common stockholders	$(1,620)	$19,352
Adjustment for other comprehensive loss (income) attributable to common stockholders:
Unrealized loss (gain) on available-for-sale securities	266,565	(269,621)
Net income (loss) attributable to common stockholders	$264,945	$(250,269)
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss (gain) on securities	7,001	(312)
Unrealized loss (gain) on securities	725	(795)
Provision (reversal of provision) for credit losses	283	(276)
Realized and unrealized (gain) loss on mortgage servicing rights	(82,520)	133,349
Realized (gain) loss on termination or expiration of interest rate swaps and swaptions	(66,033)	86,310
Unrealized (gain) loss on interest rate swaps and swaptions	(121,421)	103,012
Realized and unrealized loss on other derivative instruments	55,241	32,821
Other realized and unrealized gains	(46)	—
Other adjustments:
MSR amortization(1)	(80,476)	(83,619)
TBA dollar roll income (losses)(2)	4,195	(1,156)
U.S. Treasury futures income(3)	6,133	5,247
Change in servicing reserves	610	(501)
Non-cash equity compensation expense	1,610	1,610
Certain operating expenses(4)	39	101
Net provision for (benefit from) income taxes on non-EAD	30,895	(12,336)
Earnings available for distribution to common stockholders(5)	$21,181	$13,186
Weighted average basic common shares	103,656,321	103,635,455
Earnings available for distribution to common stockholders per weighted average basic common share	$0.20	$0.13
_____________
(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC.
(5)EAD is a non-GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate investment portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and certain operating expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.